EXHIBIT 99.1

GLOBAL TREK XPLORATION
(A Development Stage Company)

FINANCIAL STATEMENTS
AND REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
 AND FOR THE PERIOD FROM SEPTEMBER 10, 2002 (INCEPTION)
 THROUGH DECEMBER 31, 2007

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Global Trek Xploration
(A Development Stage Company)
Los Angeles, CA

We have audited the accompanying balance sheets of Global Trek Xploration (the “Company”) as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years ended December 31, 2007 and 2006 and for the period from September 10, 2002 (inception) through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Trek Xploration as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years ended December 31, 2007 and 2006 and for the period from September 10, 2002 (inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2008 raise substantial doubt about its ability to continue as a going concern. The 2007 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP

Houston, Texas
February 15, 2008

GLOBAL TREK XPLORATION
(A Development Stage Company)
BALANCE SHEETS

ASSETS

	December 31,	December 31,
	2007	2006
Current assets:
Cash and cash equivalents	$735,937	$245,461
Inventory	15,312	-

Total current assets	751,249	245,461

Property and equipment, net of accumulated depreciation	11,810	3,491

Total assets	$763,059	$248,952

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$351,849	$62,816
Shareholder note payable	78,385	78,385
Convertible note payable	1,000,000	-
Total current liabilities	1,430,234	141,201

Total liabilities	1,430,234	141,201

Commitments and contingencies

Stockholders’ equity (deficit)
Common stock, $0.001 par value; 25,000,000 shares authorized;
18,305,280 and 17,321,280 shares issued and outstanding at December 31, 2007 and 2006, respectively	18,305	17,321
Additional paid-in capital	3,355,164	2,803,420
Deficit accumulated during development stage	(4,040,644)	(2,712,990)

Total stockholders’ equity (deficit)	(667,175)	107,751

Total liabilities and stockholders’ equity (deficit)	$763,059	$248,952

See accompanying notes to financial statements

GLOBAL TREK XPLORATION
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Year Ended December 31,		Period from September 10, 2002 (inception) to December 31,
	2007	2006	2007

Revenues	$26,000	$-	$26,000

Operating expenses
Salaries and professional fees	927,609	735,718	2,689,404
Research and development	240,500	365,829	771,148
General and administrative	149,638	123,753	549,995

Total operating expenses	1,317,747	1,225,300	4,010,547

Loss from operations	(1,291,747)	(1,225,300)	(3,984,547)

Other income (expense)
Interest income	1,685	8,790	13,496
Interest expense	(37,592)	(7,838)	(69,593)

Net loss	$(1,327,654)	$(1,224,348)	$(4,040,644)

Weighted average number of common
shares outstanding - basic and fully diluted	17,713,598	16,644,212

Net loss per share - basic and fully diluted	$(0.07)	$(0.07)

See accompanying notes to financial statements

GLOBAL TREK XPLORATION
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	For the years ended December 31,		Period from September 10, 2002 (inception) to December 31,
	2007	2006	2007
Cash flows from operating activities
Net loss	$(1,327,654)	$(1,224,348)	$(4,040,644)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	2,618	2,591	6,208
Stock warrant compensation	130,728	60,715	257,963
Issuance of common stock for services	50,000	50,000	408,677

Changes in operating assets and liabilities
Inventory	(15,312)	-	(15,312)
Accounts payable and accrued expenses	289,033	39,247	351,849

Net cash used in operating activities	(870,587)	(1,071,795)	(3,031,259)

Cash flows from investing activities
Purchase of property and equipment	(10,937)	(5,237)	(18,018)

Net cash used in investing activities	(10,937)	(5,237)	(18,018)

Cash flows from financing activities
Proceeds from issuance of common stock	192,000	1,024,874	2,501,829
Proceeds from issuance of note payables	1,000,000	-	1,000,000
Proceeds from shareholder note payable	-	-	78,385
Repurchase of common stock	-	(25,000)	(25,000)
Proceeds from issuance of common stock from exercise of stock warrants	180,000	-	180,000
Proceeds from issuance of promissory note	-	-	50,000

Net cash provided by financing activities	1,372,000	999,874	3,785,214

Net increase (decrease) in cash and cash equivalents	490,476	(77,158)	735,937

Cash and cash equivalents, beginning of period	245,461	322,619	-

Cash and cash equivalents, end of period	$735,937	$245,461	$735,937

Supplemental disclosure of cash flow information:
Income taxes paid	$-	$-	$-
Interest paid	$-	$-	$-

Supplementary disclosure of noncash financing activities:
Issuance of common stock for promissory note	$-	$-	$(50,000)

See accompanying notes to financial statements

GLOBAL TREK XPLORATION
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)
For the period from September 10, 2002 (inception) through December 31, 2007

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-In Capital	Deficit	Total
Balance,
September 10, 2002	-	$-	$-	$-	$-

Issuance of common stock for cash	11,615,210	11,615	-	-	11,615
Net loss	-	-	-	(39,049)	(39,049)
Balance,
December 31, 2002	11,615,210	11,615	-	(39,049)	(27,434)

Issuance of common stock for cash	963,777	964	315,996	-	316,960
Stock warrant compensation	-	-	2,927	-	2,927
Net loss	-	-	-	(300,769)	(300,769)
Balance,
December 31, 2003	12,578,987	12,579	318,923	(339,818)	(8,316)

Issuance of common stock for cash	619,944	620	222,560	-	223,180
Stock warrant compensation	-	-	24,498	-	24,498
Conversion of promissory note into common stock	277,778	278	49,722	-	50,000
Net loss	-	-	-	(300,308)	(300,308)
Balance,
December 31, 2004	13,476,709	13,477	615,703	(640,126)	(10,946)

Issuance of common stock for cash	1,577,222	1,577	731,623	-	733,200
Issuance of common stock for services	617,349	617	308,060	-	308,677
Stock warrant compensation	-	-	39,095	-	39,095
Net loss	-	-	-	(848,516)	(848,516)
Balance,
December 31, 2005	15,671,280	15,671	1,694,481	(1,488,642)	221,510

Issuance of common stock for cash	2,050,000	2,050	1,022,824	-	1,024,874
Issuance of common stock for services	100,000	100	49,900	-	50,000
Repurchase of common stock	(500,000)	(500)	(24,500)	-	(25,000)
Stock warrant compensation	-	-	60,715	-	60,715
Net loss	-	-	-	(1,224,348)	(1,224,348)
Balance,
December 31, 2006	17,321,280	17,321	2,803,420	(2,712,990)	107,751

Issuance of common stock for cash	384,000	384	191,616	-	192,000
Issuance of common stock from exercise of stock warrants	500,000	500	179,500	-	180,000
Issuance of common stock for services	100,000	100	49,900	-	50,000
Stock warrant compensation	-	-	130,728	-	130,728
Net loss	-	-	-	(1,327,654)	(1,327,654)
Balance,
December 31, 2007	18,305,280	$18,305	$3,355,164	$(4,040,644)	$(667,175)

See accompanying notes to financial statements

GLOBAL TREK XPLORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

Organization
Global Trek Xploration ("GTX" or the "Company") was incorporated under the laws of the state of California on September 10, 2002.  GTX develops, patents and integrates miniaturized Assisted GPS tracking and cellular location-transmitting technology for consumer products and applications. As the underlying technology, the Company works with license branded partners to deliver these innovative solutions to the consumer in a wide variety of wearable location devices. GTX’s Personal Location Services (PLS) suite delivers remote, continuous real-time oversight of loved ones and high-value assets. Its licensing model and a user friendly format allows it to transparently embed its technology into a wide variety of consumer branded products.  In addition to geo spatial location-reporting, which provides peace of mind to caretakers, the Company’s scalable GPVector technology platform is also designed to deliver new and innovative life style based applications, from interactive real-time gaming to performance and health / exercise monitoring. The unprecedented miniaturization of its electronics offers a whole new category of portable hosts to deliver a wide range of new consumer-oriented high tech wearable solutions. The Company’s first product was GPS-enabled footwear for children and the elderly with dementia. Additional deployments in progress include exercise monitoring, law enforcement, maritime applications, pet tracking, cellular handsets, automotive/commercial/payload tracking and many others. The Company holds one patent and seven additional patents pending. With more than five years in research and development, strategic partnerships, and an ongoing program of intellectual property protection, GTX continues its ongoing efforts to advance the wearable GPS technology industry and the PLS space. GTX’s approach is to be the value-added supporting brand to master consumer brands. The driving goal of the Company is to utilize advanced assisted GPS, cellular and Internet technology, then integrate that technology with branded consumer products and collectively deliver solutions which will benefit people and society.

Reverse Merger
On November 9, 2007, Deeas Resources, Inc, a Nevada corporation (“DRI”) issued a binding letter agreement (“Letter Agreement”) to GTX and Jupili Investment S.A., a company incorporated under the laws of the Republic of Panama (“Jupili”), outlining the material terms under which DRI would enter into a reverse takeover with GTX, whereby the parties would effect one of the following two corporate structures:

1.	carry out a merger of GTX with and into DRI, with DRI carrying on as the surviving corporation; or
2.	carry out a share exchange whereby all of the current shareholders of GTX would exchange their shares of GTX for shares of DRI (the “Share Exchange”)

The parties to the Letter Agreement are currently finalizing the definitive agreement to exchange shares (the “Share Exchange Agreement”) whereby, among other things, DRI will issue 18,000,001 shares of common stock in the capital of DRI for all of the issued and outstanding shares of GTX to the shareholders of GTX on the basis of .8525343 shares of DRI for every one share of GTX.   The Share Exchange Agreement is expected to close on February 25, 2008 (the “Closing Date”), following DRI’s proposed stock split of 20.71 shares for each DRI share currently issued and outstanding, and is conditional upon, among other items, the private placement financing of at least $2,000,000, consisting of the issuance of 2,666,666 Units at a price of $0.75 per Unit (the “PIPE”; a Unit is equal to one share of common stock in the capital of Deeas (each, a “Share”) and one common stock purchase warrant to acquire one Share at the exercise price of $1.25 for a period of 18 months from the date of issuance); the conversion of the Note Payable (see discussion in Note 4) plus accrued interest being converted by DRI into Units on the same terms and conditions as the PIPE; DRI will have provided evidence that it has satisfied or will otherwise provide for payment of all debt over $100 in the aggregate; DRI will have effected a stock split on a 20.71 for 1 basis whereby each DRI Share issued and outstanding prior to the stock split will be equal to 20.71 DRI Shares after the stock split.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition
Revenue is recognized when earned.  Revenue related to licensing agreements is recognized over the term of the agreement.  Revenue for services and products are recognized as the services are rendered and the products are shipped.

As of December 31, 2007, $90,000 of proceeds derived from one licensing agreement had been deferred and included in accounts payable and accrued expenses in the accompanying financial statements.  Such revenues will be recognized over the term of the agreement once the product has been delivered in accordance with the licensing agreement.

Revenues recognized during the year ended December 31, 2007 were received from one customer in connection with a licensing agreement which was terminated.

Long-lived Assets
Long-lived assets, including fixed assets and certain identifiable intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets in question may not be recoverable. The Company reviewed the long-lived assets as of December 31, 2007 and 2006, and determined that no impairment loss need be recognized.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Net Loss Per Share
Basic loss per common share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that would occur if dilutive warrants were exercised. These potentially dilutive securities were not included in the calculation of loss per share for the periods presented because the Company incurred a loss during such periods and thus their effect would be anti-dilutive. Accordingly, basic and diluted loss per common share is the same for all periods presented.

Stock-Based Compensation
The Company periodically issues shares of common stock in lieu of cash for services rendered or for the settlement of liabilities.  Such shares are valued based on the measurement date fair value.  Stock-based compensation represents the cost related to stock-based awards granted to employees and others.

The Company periodically issues stock warrants to employees and non-employees in non-capital raising transactions for services rendered.  Prior to January 1, 2006, the Company accounted for its stock warrants issued to employees under the provisions of Accounting Practices Bulletin No. 25, Accounting for Stock Issued to Employees (“APB 25”).  In accordance with APB 25, compensation for services that a corporation receives as consideration for stock issued through employee stock option, purchase, and award plans should be measured by the fair value of the stock at the measurement date less the amount, if any, that the employee is required to pay.  Stock-based compensation is recognized the first date on which both the number of shares that an individual employee is entitled to receive and the option or purchase price, if any, is known. That date for many or most plans is the date an option or purchase right is granted or stock is awarded to an individual employee.  Thus a corporation recognizes stock-based compensation cost for stock issued through compensatory plans unless the employee pays an amount that is at least equal to the quoted market price of the stock at the measurement date.

For all warrants issued subsequent to January 1, 2006 for services rendered, the Company recognizes expense under the provisions of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" (SFAS 123(R)). The Company measures stock-based compensation cost at grant date, based on the estimated fair value of the award, and recognizes the cost as expense on a straight-line basis (net of estimated forfeitures) over the requisite service period. The Company estimates the fair value of stock options using a Black-Scholes valuation model.  The expense is recorded in the Statements of Operations. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.  Because the Company's stock warrants have characteristics significantly different from those of traded warrants, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models may not provide a reliable single measure of the fair value of its stock warrants.

Fair Value of Financial Instruments
Pursuant to SFAS No. 107, “Disclosures About Fair Value of Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

Cash and Cash Equivalents
For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk
The cash balances at December 31, 2007 and 2006 are principally held by one institution which insures the Company’s aggregated accounts with the Federal Deposit Insurance Corporation ("FDIC") up to $100,000.  At December 31, 2007 and 2006, the Company had uninsured cash deposits in excess of the FDIC insurance limit totaling $635,648 and $145,461, respectively.  As of December 31, 2007, no losses related to these uninsured amounts have been incurred.

Inventory
Inventory consists of finished units and various components that go into the final product such as antennas, batteries, control boards, SIM card holders, etc. Inventory is valued at the lower of cost (first-in, first-out) or net realizable value. The Company evaluates its inventory for excess and obsolescence on a regular basis. In preparing the evaluation the Company looks at the expected demand for the product, as well as changes in technology, in order to determine whether or not a reserve is necessary to record the inventory at net realizable value.  After performing a review of the inventory as of December 31, 2007, we determined that the net realizable value is greater than the cost thus inventory is recorded at cost as of December 31, 2007.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are expensed as incurred.

Research and Development
Research and development costs are clearly identified and are expensed as incurred in accordance with FASB statement No. 2, "Accounting for Research and Development Costs."  For the years ended December 31, 2007 and 2006 and the period from September 10, 2002 (inception) through December 31, 2007, the Company incurred $240,500, $365,829 and $771,148 of research and development costs, respectively.

Income Taxes – S Corporation
The Company, with the consent of its shareholders, elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Recent Accounting Pronouncements
FASB Interpretation No. 48– In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48), which supplements SFAS No. 109, “Accounting for Income Taxes”, by defining the confidence level that a tax position must meet in order to be recognized in the financial statements.  The Interpretation requires that the tax effects of a position be recognized only if it is “more-likely-than-not” to be sustained based solely on its technical merits as of the reporting date.  The more-likely-than-not threshold represents a positive assertion by management that a company is entitled to the economic benefits of a tax position.  If a tax position is not considered more-likely-than-not to be sustained based solely on its technical merits, no benefits of the position are to be recognized.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  The Company has adopted this standard.

SFAS No. 157– In September 2006, the FASB issued Statement 157, “Fair Value Measurements”.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.  This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year.  The Company is currently assessing the potential effect of SFAS 157 on its financials statements.

SAB No. 108– In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (SAB No. 108), “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” The guidance in SAB No. 108 requires Companies to base their materiality evaluations on all relevant quantitative and qualitative factors. This involves quantifying the impact of correcting all misstatements, including both the carryover and reversing effects of prior year misstatements, on the current year financial statements. The Company has adopted this standard.

SFAS No. 159– In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option.  This statement is effective as of the first fiscal year that begins after November 15, 2007.  The Company is currently analyzing the effects of SFAS 159 but does not expect its implementation will have a significant impact on the Company's financial condition or results of operations.

Development Stage Company
The Company complies with Financial Accounting Standards Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

Going Concern Basis
No assurance can be given that a market for the GTX product will develop, or that customers will be willing to pay for the GTX product.  For the years ended December 31, 2007 and 2006, the Company incurred net losses totaling $1,327,654 and $1,224,348, respectively, had net cash used in operating activities totaling $870,587 and $1,071,795, respectively; and had an accumulated deficit of $4,040,644 as of December 31, 2007.  If the Company is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the ability of the Company to continue as a going concern on a longer-term basis will be dependent upon the ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, the ability to obtain additional financing, and the ability to ultimately attain profitability.

Management plans to raise capital during 2008 and will review all available fund raising alternatives. While the Company has been successful in the past in raising capital, no assurance can be given that these sources of financing will continue to be available to the Company and/or that demand for the Company’s equity and debt instruments will be sufficient to meet its capital needs. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	PROPERTY AND EQUIPMENT

Property and equipment, net, at December 31, consists of the following:

	2007	2006

Computer and office equipment	$18,018	$7,081
Less: accumulated depreciation	(6,208)	(3,590)

Total property and equipment, net	$11,810	$3,491

Depreciation expense for the years ended December 31, 2007 and 2006 and for the period from September 10, 2002 (inception) to December 31, 2007 amounted to $2,618, $2,591 and $6,208, respectively.

4.	NOTES PAYABLE

Convertible Note Payable
On November 9, 2007, the Company entered into a convertible note payable agreement with Jupili, having a principal balance of $1 million (the “Note Payable”).  Funding of the Note Payable was received in two advances consisting of $500,000 on November 14 2007 and $500,000 on December 10, 2007.  The Note Payable accrues interest at 10% per annum compounded monthly calculated from the respective date of each advance.  As of December 31, 2007, the Company had accrued $9,589 of interest related to the Note Payable.  The outstanding principal balance of the Note Payable together with all accrued and unpaid interest is due in full on the earlier of March 2, 2009 or the closing of the Share Exchange Agreement (on or before February 25, 2008, or on such other date as the parties may agree to in writing).  After February 25, 2008 and before March 2, 2009, the Company may repay any portion of the Note Payable provided such payments are not less that $50,000 each.  Such payments will be applied first to any outstanding accrued interest and then to the principal balance.

The Company has agreed to pay liquidating damages to Jupili in the amount of (a) 5% of the Company’s indebtedness if the Closing Date does not occur within 120 days of the date of the first advance and (b) 10% of the Company’s indebtedness if the Closing Date does not occur within 140 days of the date of the first advance.  However, Jupili will not be entitled to any liquidating damages if a delay in the Closing Date is caused solely by Jupili’s inability to provide the second advance or the $2 million PIPE financing as defined in the Letter Agreement.

The Company’s obligations under the Note Payable are secured by a Security Agreement, pursuant to which the Company granted a security interest in the Company’s present and after-acquired intellectual property.  The intellectual property includes, but is not limited to, all computer equipment, technology, software, copyrights, patents, technology, trademarks and trade secrets.

The closing of the Share Exchange Agreement is conditional upon the conversion of the principal amount of the Note Payable into Units of Deeas at a conversion price per Unit equal to $0.75.  Each Unit will consist of one Share of common stock in the capital of Deeas and one common stock purchase warrant (each, a “Warrant”). Each Warrant will entitle the holder to acquire one Share at the exercise price of $1.25 for a period of 18 months from the date of issuance of the Warrants.

Shareholder Note Payable
During fiscal years 2002 and 2003, a shareholder (also a Director of the Company) loaned the Company a total of $78,385 to be used in developing the Company’s product.  These advances bear interest at 10% per annum.  For the years ended December 31, 2007 and 2006 and for the period from September 10, 2002 (inception) to December 31, 2007 the Company incurred interest expense of $7,838, $7,838 and $39,246, respectively.  No interest on the note payable has been paid to date.

5.	EQUITY

Common Stock
As of December 31, 2006 and 2007, the Company had 20,000,000 authorized shares of common stock, with a par value of $0.001 per share.  All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by shareholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal ratable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

During September 2002, the Company issued 11,615,210 shares of its common stock for an aggregate amount of $11,615.

During 2003, the Company issued 963,777 shares of its common stock for an aggregate amount of $316,960.

During 2004, the Company issued 619,944 shares of its common stock for an aggregate amount of $223,180.  Additionally, a promissory note totaling $50,000 was converted into 277,778 shares of common stock.

During 2005, the Company issued 1,577,222 shares of its common stock for an aggregate amount of $733,200.  An additional 617,349 shares of common stock were issued to several consultants as consideration for services rendered.  These shares were valued at $308,677, or $0.50 per common share.

During 2006, the Company issued 2,050,000 shares of its common stock for an aggregate amount of $1,024,874.  An additional 100,000 shares of common stock were issued to a third-party in exchange for consulting services.  The shares were valued at $50,000 or $0.50 per common share.  The Company repurchased 500,000 shares of common stock from a shareholder for total consideration of $25,000 or $.05 per common share.

During 2007, the Company issued 384,000 shares of its common stock for an aggregate amount of $192,000.  An additional 100,000 shares of common stock were issued to a third-party in exchange for services.  The shares were valued at $50,000 or $0.50 per common share.  Lastly, 500,000 warrants with an exercise price of $0.36 per share were exercised for an aggregate amount of $180,000.

6.	WARRANTS

Since inception, the Company has issued numerous warrants to purchase shares of the Company’s common stock to shareholders, consultants and employees as compensation for services rendered.  A summary of the Company’s stock-based compensation activity and related information for the years ended December 31, 2007 and 2006 is provided below:

		Number of
	Exercise Price	Shares

Outstanding and exercisable at December 31, 2005	$0.36	3,778,636
Granted	0.36 - 0.50	610,000
Outstanding and exercisable at December 31, 2006	0.36 - 0.50	4,388,636
Granted	0.50	1,650,000
Exercised	0.36	(500,000)
Outstanding and exercisable at December 31, 2005	0.36 - 0.50	5,538,636

Stock Warrants as of December 31, 2007
Exercise	Warrants	Remaining	Warrants
Price	Outstanding	Life (Years)	Exercisable

$0.36 -$0.50	3,938,636	1.00	3,938,636
$0.50	1,600,000	2.00	1,600,000
	5,538,636		5,538,636

For the years ended December 31, 2007 and 2006 and for the period from September 10, 2002 (inception) to December 31, 2007 the Company recorded stock-based compensation expense of $130,728, $60,715 and $257,963, respectively relating to the issuance of warrants.

The fair value of warrant grants was estimated during 2007 and 2006 using the Black-Scholes option pricing model with the following assumptions:

Variable	2007	2006
Expected dividend yield	0.00	0.00
Risk-free interest rate	3.5% - 4.9%	4.6% - 4.9%
Expected volatility	17% - 19%	20% - 22%
Expected life (in years)	2 - 2.8	2.2 - 2.8

In accordance with the warrant agreements, in the event of (a) the closing of the issuance and sale of shares of Common Stock of GTX in its first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (b) the closing of the Company’s sale of transfer of all or substantially all of its assets, or (c) the closing of the acquisition of the Company by another entity resulting in the exchange of the outstanding shares of the Company’s capital stock such that the shareholders of the Company prior to such transaction own less than 50% of the voting power of the surviving entity, these warrants shall, on the date of such event, no longer become exercisable and become null and void.

7.	COMMITMENTS AND CONTINGENCIES

Rent expense relating to office space occupied under a month to month lease agreement totaled $10,650, $12,000 and $95,350 during the years ended December 31, 2007, 2006, and for the period from September 10, 2002 (inception) to December 31, 2007, respectively.  On December 27, 2007, the Company renegotiated the month to month lease agreement and entered into a two year lease agreement.  Future minimum lease payments as of December 31, 2007 under the new lease agreement are as follows:

2008	$8,460
2009	8,700
$17,160

The Company has various consulting agreements totaling approximately $50,000 per month, which can be terminated at will.

8.	SUBSEQUENT EVENTS (unaudited)

Warrant Exercise
As of December 31, 2007 there were 5,538,636 warrants outstanding.  Subsequent to December 31, 2007, all of the 5,538,636 warrants were exercised for aggregate total proceeds of $551,061.  The Company issued a total of 2,808,241 shares of its $.001 par value common stock for the warrant exercises.  The Company offered a cashless exercise option to all of the warrant holders that did not want to pay cash to exercise all of their warrants.  Various warrant holders opted to accept the cashless exercise option for some or all of their warrants.

Increase in Authorized Shares of Common Stock
On February 13, 2008, the Company increased the authorized shares of common stock from 20,000,000 to 25,000,000.